1 Developing diagnostic and therapeutic products for neurological and apoptosis - related conditions. OTC/QB: AMBS September 2013: NIO Helsinki 2 nd Annual European Partnering & Investing Conference Amarantus - NIO Sept. 2013 1

Amarantus Bioscience Holdings (AMBS) AMBS = public biotech company based in the Bay Area Amarantus - NIO Sept. 2013 2 AMBS Therapeutics Diagnostics

3 Amarantus - NIO Sept. 2013

C ell C ycle R egulation & Alzheimer’s • Cell Cycle: brain lacks all machinery • Cell Cycle Response to life and aging: triggered to re - enter the cell cycle • Hypothesis: AD patients lack proper cell cycle regulatory machinery, leading to aberrant processing (healthy normal get kicked out of cycle back to G 0 ), • Refined hypothesis: dysfunctional G 1 /S checkpoint allows proceed to S - phase where: – Over express kinases  hyper pTau – Modification to APP  excess A b Gap - 1 G 1 Synthesis S Gap - 2 G 2 Mitosis M G 0 quiescent Amarantus - NIO Sept. 2013 4

How to Assess CCR in Neurons 1. Strategy: measure the cellular regulatory machinery in mononuclear cells purified from whole blood (peripheral blood lymphocytes or PBLs) as a surrogate for the cellular regulatory machinery in the brain 2. Collect whole blood from a subject and purify the lymphocytes 3. Challenge the cells in culture for 4 hours with agents that initiate or stimulate re - entry into the cell cycle (so called “mitogens”) to initiate mitosis 4. Measure number of cells and abundance of a cell cycle marker 5. Compare the unknown subject’s stimulation index (e.g. ratio of stimulated to un - stimulated marker levels) to previously validated signatures for abnormal and normal 6. The Lym phocyte Pro liferation Test ( = LymPro ) measures the cell surface marker CD69 which is up - regulated by mitogenic stimulation Amarantus - NIO Sept. 2013 5

Clinical Utility of Cell Cycle Dysregulation

Pioneering work from U. Leipzig *:

- Dr. Thomas Arendt
- Dr. Jan Steiler

➔ Lymphocytes also show cell cycle dysregulation in AD patients

➔ **Lym**phocyte **Pro**liferation Test (**LymPro** Test®) for Alzheimer's disease is based on this pioneering work

Result: Appears Alzheimer's subjects have impaired immune response to mitogenic stimulation

* Stieler, JT and Arendt, T.; et al. Neuroreport 2001; **12(18)**:3969-3972.



(a)
control N=45
AD N=27
Stimulation Index
(= CD69-stim/CD69-unstim)
stimulation index
4
3
2
1
0
*
*
CD4+
CD19+

Amarantus-NIO Sept. 2013 6

Replication of LymPro Findings in 2012



p<0.009
12.00
11.00
10.00
9.00
8.00
7.00
6.00
5.00
4.00
3.00
2.00
1.00
Stimulation Index 2
N=32
N=26
N=30
Alzheimer's Disease
Parkinson's Disease
Healthy Control

Steiler et al 2012 *

Figure 1. "Box-and-Whiskers Plot of self-normalized CD69 expression of B cells (CD19) in response to PWM mitogenic stimulation. Response to mitogenic stimulation was suppressed in AD subjects compared with either [Parkinson's disease dementia] PDD or nondemented subjects."

Sensitivity = 92%

Specificity = 91%

* Steiler J et al. 2012. Multivariate analysis of differential lymphocyte cel cycle activity in Alzheimer's disease. *Neurobio Aging* <u>33</u>: 234-341. Note other literature support.

Amarantus-NIO Sept. 2013

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Further evidence in support of CCR: lymphocyte response to Rapamycin Tx Statistical analysis of the cell cycle distributions of lymphocytes from mild - AD, severe - AD and non - AD subjects . ** p< 0 . 01 vs non - AD cells . Amarantus - NIO Sept. 2013 8 Link to mTOR pathways?

Patient Selection * CDx in AD Trials LymPro is being developed by Amarantus to identify which cognitively impaired (prodromal, MCI) patients will advance to dementia of the AD type • Distinguishing “progressors” from “non - progressors” is highly valuable as that is believed to be the best patient - group for experimental therapy • Companion Diagnostic ( CDx ) utility to get right people on the right drug “The scientific community and the FDA believe that it is critical to identify and study patients with very early Alzheimer's disease before there is too much irreversible injury to the brain…It is in this population that most researchers believe that new drugs have the best chance of providing meaningful benefit to patients .” Russell Katz, MD, Director of the Division of Neurology Products in the FDA's Center for Drug Evaluation and Research Amarantus - NIO Sept. 2013 9

Amarantus’ LymPro Development Plan • Licensed LymPro from Provista Life Sciences in December 2012 • Becton Dickinson (BD) Biosciences in serving as the GLP Reference Lab for the assay development and clinical trials • DEVELOPMENT PLAN TO FDA APPROVAL – Q3/2013 – Complete Feasibility Studies to establish reproducibility – Q4/2013 – Conduct 50 - 60 person pilot study in AD vs. Control to re - establish clinical performance and measure effect size – 1H/2014 – Conduct ~250 person Clinical Performance Study to verify literature & establish LymPro as Laboratory - Developed Test under CLIA – 2H/2014 Initiate Commercial Sales as a “Home Brew” under CLIA – Seek CE Mark ~ mid 2015 – Submit FDA package ~ mid 2016 • Concurrently work with pharma companies to establish LymPro potentially as a companion diagnostic for therapeutic products Amarantus - NIO Sept. 2013 10

11 Thank you! OTC/QB: AMBS Gerald E. Commissiong President & CEO Gerald@Amarantus.com 408 - 737 - 2734 x 102 www.amarantus.com Amarantus - NIO Sept. 2013 11